Investor Relations Contact: Stephen P. Golden Vice President, Investor Relations sgolden@ironmountain.com (617) 535-2994

FOR IMMEDIATE RELEASE

Iron Mountain Incorporated Reports Third Quarter 2007 Financial Results
Company Signs Definitive Agreement to Acquire Electronic Discovery Business Stratify, Inc.

•	Strong 18% revenue gains and cost leverage drive OIBDA performance above high end of forecast range;
•	Revenue performance supported by strong service revenue growth and the 75th consecutive quarter of increased storage revenues;
•	Operating income before depreciation and amortization grows 28% to $192 million and net income is $51 million, or $0.25 per diluted share; and
•	The Company raises full year financial outlook to reflect year-to-date financial performance.

Boston, MA - October 31, 2007 - Iron Mountain Incorporated (NYSE: IRM), the global leader in information protection and storage services, today announced its financial results for the quarter ended September 30, 2007, reporting strong revenue growth, higher operating income and earnings of $0.25 per diluted share. In a separate release, the Company announced the signing of a definitive agreement to acquire electronic discovery business, Stratify, Inc.

Iron Mountain posted solid operating income before depreciation and amortization (“OIBDA”) growth of 28% in the third quarter supported by strong revenue growth, gross margin improvement and continued overhead expense control. Included in OIBDA for the quarter was a $5 million gain primarily associated with proceeds received in connection with the July 2006 warehouse fire in London. The Company had balanced revenue performance across its North American Physical, International Physical and Worldwide Digital business segments with overall gains supported by robust service revenue growth. Acquisitions and favorable foreign currency fluctuations also contributed about 6% to overall revenue growth.

“We continue to be pleased with the performance of the business this year,” said Richard Reese, Chairman and CEO. “We are delivering solid revenue and OIBDA growth across our portfolio. The business is running well and we are continuing to invest as we grow, making investments consistent with our strategy that enhance our ability to provide comprehensive, end-to-end solutions to our customers’ most complex information management challenges. Our pending acquisition of Stratify, Inc., announced earlier today, is one example of how we are investing within that context.”

In keeping with its strategy to distribute new services and extend its leadership position in targeted digital markets, Iron Mountain announced the signing of a definitive agreement to acquire Stratify, Inc. for approximately $158 million in cash. Stratify, based in Mountain View, California, is a leader in advanced electronic discovery services for the legal market, offering in-depth discovery and data investigation solutions for AmLaw 200 law firms and leading Fortune 500 corporations. This acquisition is subject to regulatory review and customary closing conditions and is expected to be completed by the end of the year.

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 2

Key Financial Highlights - Q3/2007

Iron Mountain’s total consolidated revenues for the quarter grew 18% to $702 million driven by solid internal growth of 12% and augmented by several acquisitions, most notably ArchivesOne, Inc. and RMS Services - USA, Inc. The Company’s overall revenue growth was highlighted by continued strength in service revenue internal growth (16%) led by increased special project revenues in both North America and Europe and strong recycled paper revenues. Solid storage (8%) and core service (10%) internal revenue growth rates were also key factors in the Company’s revenue performance for the quarter.

OIBDA for the quarter grew 28% to $192 million, including the $5 million gain, reflecting the impact of the Company’s robust revenue performance and solid cost leverage, benefiting from continued control of overhead spending. Selling, general & administrative expenses decreased 70 basis points as a percentage of revenues. Additionally, the Company posted a moderate increase in gross margin resulting primarily from increased higher margin service revenues. This improvement more than offset dilutive margin impacts from acquisitions and increased real estate taxes and property insurance costs. See Appendix B at the end of this press release for a discussion of OIBDA and the required reconciliation to the appropriate GAAP measures.

Operating income increased 33% to $129 million, indicative of higher OIBDA and higher depreciation and amortization expense reflecting the impact of recent acquisitions. Net income for the quarter was $51 million, or $0.25 per diluted share, including other expense, net of $9 million, or $0.03 per share. The components of other expense, net, including the impact of foreign currency fluctuations are detailed in the table below.

Also impacting net income was a decrease in the Company’s effective tax rate for the quarter. The 17.0% tax rate reflects the net positive tax effect of certain foreign currency gains and losses recorded in different tax jurisdictions and other discrete items such as tax rate changes in the UK and decreases to our tax reserves as a result of certain state matters. Absent the impact of any additional foreign currency rate fluctuations and other discrete items, the Company expects its effective tax rate to be approximately 37% for the fourth quarter of 2007. All per share amounts have been adjusted to reflect the three-for-two stock split effected in the form of a stock dividend on December 29, 2006.

The Company’s year to date Free Cash Flow before Acquisitions and Discretionary Investments (“FCF”) for the nine months ended September 30, 2007 is $95 million reflecting a 17% increase in cash flows from operating activities, approximately $29 million of insurance proceeds related to the July 2006 warehouse fire in London and controlled capital expenditures. We expect our full year 2007 capital expenditures to be between $385 million and $415 million. See Appendix B at the end of this press release for a discussion of FCF and the required reconciliation to the appropriate GAAP measures.

Acquisitions

Iron Mountain’s acquisition strategy focuses on acquiring attractive businesses that provide a strong platform for future growth by expanding the Company’s geographic footprint and service offerings while enhancing its existing operations. Since the end of the second quarter of 2007, the Company completed several important acquisitions, most notably, the previously announced acquisition of RMS Services - USA, Inc., the industry’s leading provider of outsourced file room solutions for hospitals, which closed in September 2007. Furthering its European expansion strategy, Iron Mountain also acquired records management businesses in France, the Netherlands and Ireland, all of which were previously reported.

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 3

Financial Performance Outlook

The Company is raising its financial performance outlook for the full year ending December 31, 2007 to reflect its year-to-date financial performance and updated estimates for Q4 2007 results. Due to the uncertainty around the timing of the closing of the Stratify transaction, no updates have been made to the Company’s financial outlook with respect to that specific transaction. The following statements are based on current expectations and do not include the potential impact of any future acquisitions, including the acquisition of Stratify, Inc. (dollars in millions):

			Full Year Ending December 31, 2007
	Quarter Ending December 31, 2007		Previous		Current
	Low	High	Low	High	Low	High
Revenues	$697	$712	$2,669	$2,704	$2,700	$2,715
Operating Income	116	123	434	453	456	463
Depreciation & Amortization	~66		~$241		~247

Capital Expenditures			395	425	385	415
Internal Revenue Growth			8%	10%	8%	10%

Iron Mountain’s conference call to discuss its third quarter 2007 financial results will be held today at 11:00 a.m. Eastern Time. In order to further enhance the overall quality of its investor communications, the Company will simulcast the conference call on its Web site at www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Web site and available for real-time viewing. The slide presentation and replays of the conference call will be available on the Web site for future reference.

About Iron Mountain

Iron Mountain Incorporated (NYSE:IRM) helps organizations around the world reduce the costs and risks associated with information protection and storage. The Company offers comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. Founded in 1951, Iron Mountain is a trusted partner to more than 100,000 corporate clients throughout North America, Europe, Latin America and Asia Pacific. For more information, visit the Company's Web site at www.ironmountain.com.

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 4

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2007 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, investments, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company’s services; (ii) changes in the price for the Company’s services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company’s means, markets for the Company’s services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the cost to comply with current and future legislation or regulation relating to privacy issues; (v) the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers’ confidential information; (vi) the Company’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (vii) the cost and availability of financing for contemplated growth; (viii) business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (ix) changes in the political and economic environments in the countries in which the Company’s international subsidiaries operate; (x) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated; and (xi) other risks described more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Item 1A. Risk Factors”. Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 5

APPENDIX A

Selected Financial Data:
(dollars in millions, except per share data)	Q3/2006	Q3/2007	Inc (Dec)	YTD/2006	YTD/2007	Inc (Dec)
Revenues	$596	$702	18%	$1,741	$2,003	15%

Gross Profit (excluding D&A)	$318	$379	19%	$942	$1,077	14%
Gross Margin %	53.5%	54.0%		54.1%	53.8%

OIBDA	$150	$192	28%	$447	$520	17%
OIBDA Margin %	25.2%	27.4%		25.7%	26.0%

Operating Income	$97	$129	33%	$292	$340	16%
Interest	$50	$58	14%	$144	$169	17%

Net Income	$27	$51	93%	$92	$125	36%
EPS - Diluted	$0.13	$0.25	92%	$0.46	$0.62	35%

Components of Other Income (Expense), net:

Foreign Currency Exchange Gains (Losses)	$2	$(9)		$11	$(5)
Insurance Related Gains	--	1		--	13
Debt Extinguishment Charges	(3)	--		(3)	(6)

	Q3/2007	YTD/2007
Components of Revenue Growth:

Storage internal growth rate	8%	9%
Service internal growth rate	16%	12%

Total internal growth rate	12%	10%

Impact of acquisitions	4%	3%
Impact of foreign currency fluctuations	3%	3%

Total revenue growth	18%	15%

NOTE: Columns may not foot due to rounding.

APPENDIX B

Operating Income Before Depreciation and Amortization

The Company uses Operating Income Before Depreciation and Amortization (“OIBDA”), an integral part of its planning and reporting systems, to evaluate the operating performance of the consolidated business. As such, the Company believes OIBDA provides current and potential investors with relevant and useful information regarding its ability to grow revenues faster than operating expenses. Additionally, the Company uses multiples of current and projected OIBDA in conjunction with its discounted cash flow models to determine its overall enterprise valuation and to evaluate acquisition targets. OIBDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP, and should not be considered as a substitute for operating or net income or cash flows from operating activities (as determined in accordance with GAAP).

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 6

Following is a reconciliation of operating income before depreciation and amortization to operating income and net income (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007

OIBDA (Operating Income Before Depreciation and Amortization)	$150	$192	$447	$520
Less: Depreciation and Amortization	53	63	154	181

Operating Income	$97	$129	$292	$340

Less: Interest Expense, net	50	58	144	169
Other (Income) Expense, net	1	9	(9)	(2)
Provision for Income Taxes	19	11	64	47
Minority Interest	--	1	1	1

Net Income	$27	$51	$92	$125

NOTE: Columns may not foot due to rounding.

Free Cash Flows Before Acquisitions and Discretionary Investments, or FCF

FCF is defined as Cash Flows From Operating Activities less capital expenditures (excluding real estate), net of proceeds from the sales of property and equipment and other, net, and additions to customer acquisition costs. Our management uses this measure when evaluating the operating performance and profitability of our consolidated business. FCF is a useful measure in determining our ability to generate cash flows in excess of our capital expenditures (both growth and maintenance) and our customer acquisition costs. As such, we believe this measure provides relevant and useful information to our current and potential investors. FCF should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as cash flows from operating activities (as determined in accordance with GAAP).

Following is a reconciliation of Free Cash Flows Before Acquisitions and Discretionary Investments to Cash Flows from Operating Activities (in millions):

	Nine Months Ended September 30,
	2006	2007

Free Cash Flows Before Acquisitions and Discretionary Investments	$38	$95
Add: Capital Expenditures (excluding real estate), net	231	221
Additions to Customer Acquisition Costs	10	12
Cash Flows From Operating Activities	$279	$328

NOTE: Columns may not foot due to rounding.

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 7
Iron Mountain Incorporated
Condensed Consolidated Statements of Operations
(Amounts in Thousands except Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenues:
Storage	$338,313	$383,390	$985,331	$1,104,234
Service and Storage Material Sales	257,297	318,443	755,504	898,800

Total Revenues	595,610	701,833	1,740,835	2,003,034

Operating Expenses:
Cost of Sales (Excluding Depreciation and Amortization)	277,227	322,598	798,885	925,566
Selling, General and Administrative	167,602	192,274	494,730	561,624
Depreciation and Amortization	53,146	63,207	154,267	180,669
Loss (Gain) on Disposal / Writedown of Property, Plant and Equipment, Net	505	(5,033)	494	(4,639)

Total Operating Expenses	498,480	573,046	1,448,376	1,663,220

Operating Income	97,130	128,787	292,459	339,814

Interest Expense, Net	50,462	57,556	144,294	169,113
Other Expense (Income), Net	583	8,504	(9,122)	(2,454)

Income Before Provision for Income Taxes and Minority Interest	46,085	62,727	157,287	173,155

Provision for Income Taxes	19,205	10,647	64,388	46,754
Minority Interest in Earnings of Subsidiaries, net	267	746	1,171	1,308

Net Income	$26,613	$51,334	$91,728	$125,093

Net Income Per Share - Basic	$0.13	$0.26	$0.46	$0.63
Net Income Per Share - Diluted	$0.13	$0.25	$0.46	$0.62

Weighted Average Common Shares Outstanding - Basic	198,308	200,203	197,908	199,742
Weighted Average Common Shares Outstanding - Diluted	200,585	202,111	200,241	201,757

Operating Income before Depreciation and Amortization	$150,276	$191,994	$446,726	$520,483

Iron Mountain Reports Third Quarter 2007 Financial Results / Page 8

Iron Mountain Incorporated
Condensed Consolidated Balance Sheets
(Amounts in Thousands)
(Unaudited)

	December 31, 2006	September 30, 2007
ASSETS

Current Assets:
Cash and Cash Equivalents	$45,369	$90,751
Accounts Receivable (less allowances of $15,157 and $18,869, respectively)	473,366	560,085
Other Current Assets	160,986	100,561
Total Current Assets	679,721	751,397

Property, Plant and Equipment:
Property, Plant and Equipment at Cost	2,965,995	3,322,417
Less: Accumulated Depreciation	(950,760)	(1,124,081)
Property, Plant and Equipment, net	2,015,235	2,198,336

Other Assets:
Goodwill, net	2,165,129	2,412,240
Other Non-current Assets, net	349,436	541,210
Total Other Assets	2,514,565	2,953,450

Total Assets	$5,209,521	$5,903,183

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Portion of Long-term Debt	$63,105	$28,381
Other Current Liabilities	575,542	629,082
Total Current Liabilities	638,647	657,463

Long-term Debt, Net of Current Portion	2,605,711	3,074,299
Other Long-term Liabilities	406,600	445,805

Minority Interests	5,290	6,820

Stockholders’ Equity	1,553,273	1,718,796

Total Liabilities and Stockholders’ Equity	$5,209,521	$5,903,183